UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 11, 2007

Dynamic Health Products, Inc.

(Exact name of registrant as specified in its charter)

Florida	0-23031	34-1711778
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12399 Belcher Road South, Suite 140, Largo, Florida	33773
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 683-0670

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement;

Item 3.02	Unregistered Sales of Equity Securities.

On September 30, 2004, Dynamic Health Products, Inc. (the “Company”), entered into a Securities Purchase Agreement with Laurus Master Funds, Ltd, a Cayman Islands corporation (“Laurus”), whereby the Company completed the sale to Laurus of a secured convertible note in the principal amount of $6,000,000 (the “Term Note”) and a common stock purchase warrant to purchase 1,375,000 shares of the Company’s common stock, as subsequently amended. On March 29, 2005, as subsequently amended, the Company entered into agreements with Laurus pursuant to which the Company sold:

•	A secured convertible minimum borrowing note with a principal amount of $2,000,000;

•	A secured revolving note with a principal amount not to exceed $4,000,000 (the “Revolving Note”); and

•	A common stock purchase warrant to purchase 750,000 shares of common stock of the Company.

On April 11, 2007, the Company entered into an agreement with Laurus pursuant to which the Company modified the earlier agreements among the parties (the “Postponement and Amendment Agreement”). The Postponement and Amendment Agreement provides for the following:

•

Principal payments under the Term Note are reduced to $75,000 per month for each of the months commencing January 2007 through the maturity date of the Term Note, at which time all deferred payments become due and owing;

•	The Company’s obligation to repay overadvances of up to $1,721,000 under the Revolving Note shall be due and payable on December 31, 2007;

•	In consideration for the foregoing, the Company issued an aggregate of 350,000 restricted shares of its common stock to Laurus.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits. The following documents are filed as exhibits to this report.

Exhibit Number	Description
4.1	Postponement and Amendment Agreement, dated as of April 11, 2007, by and among Laurus Master Fund, Ltd., Dynamic Health Products, Inc. and Dynamic Marketing I, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC HEALTH PRODUCTS, INC.

Date: April 11, 2007	/s/ Mandeep K. Taneja
Mandeep K. Taneja,
Chief Executive Officer

/s/ Cani I. Shuman
Cani I. Shuman,
Chief Financial Officer

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